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                                                                    EXHIBIT 4.23

[Note: This warrant was issued pre-merger. Post-merger, this warrant is exercisable for 50,000 shares of common stock at $1.00 per share.]

                                     WARRANT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT 1N ACCORDANCE WITH THE PROVISIONS THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

               WARRANT TO PURCHASE 100,000 SHARES OF COMMON STOCK
                                       OF
                           SINOFRESH HEALTHCARE, INC.
                         DATE OF ISSUANCE: June 19, 2003

      This certifies that, for value received, D&J Properties, LLC, a Florida limited liability company, or their assignees (the "Holder"), is entitled, subject to the terms set forth below, to purchase from SinoFresh HealthCare, Inc., a Delaware corporation (the "Company"), one hundred thousand (100,000) shares of Common Stock of the Company, $.0001 par value per share (the "Warrant Shares"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the exercise price as set forth in Section 2 below (the "Exercise Price"). The number, character and Exercise Price of the Warrant Shares is subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

      This Warrant is issued in connection with that certain Loan Agreement of even date herewith, by and between the Company and the Holder.

      1. Term of Warrant. The purchase right represented by this Warrant shall terminate on or before 5:30 p.m., Pacific Time, on the date five (5) years from the date of this Warrant (the "Expiration Date").

      2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be Fifty Cents ($0.50) per share of Common Stock.

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      3. Exercise of Warrant. There is no obligation to exercise all or any portion of the Warrant. The Warrant (or any portion thereof) may be exercised at any time after the date hereof only by delivery to the Company of:

            (a) Written notice of exercise in form and substance identical to Exhibit A attached to this Warrant; and

            (b) Payment of the Exercise Price of the Warrant Shares being purchased, may be made by (1) cash or by check, (2) cancellation of indebtedness of the Company to the Holder equal to the Exercise Price, (3) cashless exercise procedure whereby the Warrant Shares issued upon exercise of this Warrant will be sold with the Holder receiving the difference between the Exercise Price and the sale price, in cash, and the Company receiving the Exercise Price for the Warrant Shares, in cash, (4) cashless exercise procedure whereby warrants having a Market Value (as defined) equal to the Exercise Price for such Warrant Shares are surrendered to the Company, or (5) any combination of the foregoing. For purposes of computing Market Value, Warrants shall be valued at the difference between the Exercise Price therefore and the value of the underlying security, which: (x) if is a publicly traded security shall be valued at the average of its closing price (as reported by the NASD Over-the-Counter Bulletin Board or such other interdealer quotation service or exchange on which such shares are primarily traded) for the five (5) trading days prior to the closing of the transaction, and otherwise shall be (y) valued at the fair market value thereof on the day prior to closing as determined in good faith by the Company and the Holder. If the parties are unable to agree on the value of the Warrants, their value will be determined by arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction. Each party will pay its own costs in connection with the arbitration, and the cost of the arbitration itself will be borne equally by the parties.

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

      5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

      6. Rights of Shareholders. Except as otherwise provided herein, this Warrant shall not entitle its Holder to any of the rights of a shareholder of the Company.

      7. Transfer of Warrant.

            (a) Restrictions on transfer of Warrant. This Warrant may not be transferred or assigned in whole or in part, except that the Warrant may be transferred in whole or in part to an employee, affiliate or person controlling or controlled by or under the common control with

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the Holder or by operation of law as the result of the death or divorce of any transferee to whom the Warrants may have been transferred.

            (b) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange and subject to the provisions of this Warrant with respect to compliance with the limitations on transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in such names as the Holder may direct, for the number of shares issuable upon exercise hereof.

      8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation, as amended, (the "Articles") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant, and that such certificates shall be issued in the names of~ or in such names as may be directed by, the Holder.

      9. Notices.

            (a) In case:

                  (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                  (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                  (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will deliver or cause to be delivered to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and

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

the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least 15 days prior to the date therein specified.

      10. Amendments.

            (a) Any term of this Warrant may be amended with the written consent of the Company, Holder and the holders of warrants representing not less than fifty percent (50%) of the shares of Common Stock issuable upon exercise of any and all outstanding Warrants. Any amendment effected in accordance with this
Section 10 shall be binding upon each holder of any of the Warrants, each future holder of all such Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Warrants. The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 10.

            (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      11. Registration Rights.

            (a) Piggyback Registration. If, at any time commencing after the date hereof and expiring five (5) years thereafter, the Company, subsequent to the Company's initial public offering of Common Stock and/or initial "continuous offering" registration, proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act") (other than pursuant to a Form S-4, Form S-8 or any other successor form of limited purpose), it will give written notice by registered mail at least 30 days prior to the filing of each such registration statement, to the Holder of its intention to do so. If the Holder notifies the Company within 20 business days after receipt of any such notice of its or their desire to include any of their respective Warrant Shares in such proposed registration statement, the Company shall afford such Holder the opportunity to have any such Warrant Shares registered under such registration statement; provided, however, that if the Company advises the Holder in writing that the inclusion of all Warrant Shares that Holder has proposed be included in such registration statement would interfere with the successful marketing of the securities proposed to be registered by the Company, then the securities to be included in such registration statement shall be included in the following order:

                  (i) first, the securities proposed to be included in such registration by the Company or, if such registration is for securities of specified security holders of the Company, by such holders;

                  (ii) second, the Warrant Shares held by the Holder and all other holders of Common Stock entitled to be included in such registration statement (pro rata

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      among the Holder and holders requesting such registration based upon the number of shares of Common Stock and Warrant Shares requested by each such holder to be registered).

      Notwithstanding the provisions of this Section 11(a), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 11(a) (irrespective of whether a written request for inclusion of any such Warrant Shares shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

            (b) Covenants of the Company with Respect to Registration. In connection with any registration under Section 11(a) hereof, the Company covenants and agrees as follows:

                  (i) In connection with the Company's intention to file a registration statement, the Company shall use its best efforts to have any registration statement declared effective at the earliest possible time and shall furnish each Holder such number of prospectuses as shall reasonably be requested by such Holder.

                  (ii) The Company shall pay all costs, fees and expenses in connection with all registration statements filed pursuant to Section 11(a) hereof (excluding fees and expenses of Holder's counsel and accountants and any underwriting or selling commissions) including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

                  (iii) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder, provided, that, the Company shall not be obligated to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                  (iv) The Company shall furnish without charge to each Holder of Warrant Shares, promptly after filing thereof with the Commission, at least one copy of the registration statement filed pursuant to Section 11(a) (a "Registration Statement") and each amendment thereto or each amendment or supplement to the prospectus included therein (the "Prospectus") including all financial statements and schedules, documents incorporated by reference therein and if the Holder so requests in writing, all exhibits thereto.

                  (v) The Company shall take such action as may be reasonably necessary so that (1) the Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement or amendment thereto complies in all material respects with the Act and the rules and regulations thereunder, (2) the Registration Statement and any amendment thereto (in either case, other than with respect to written information furnished to the Company by or on behalf of any Holder specifically for inclusion therein) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading and (3) the Prospectus and any supplement thereto (in either case, other than with respect to information from Holders as described above), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (vi) The Company shall promptly advise the Holder of Warrant Shares registered under the Registration Statement (which advice pursuant to clauses (ii) - (iv) shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and, if requested by such persons, shall confirm such advice in writing:

                        (1) when the Registration Statement and any amendment
            thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                        (2) of any request by the Commission for amendments to
            the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

                        (3) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Registration Statement or of the suspension by any state securities commission of the qualification of the Warrant Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

                        (4) of the happening of any event that requires the
            making of any changes in the Prospectus so that, as of such date, the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (vii) If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Warrant Shares under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (viii) The Company shall, during the period the Company is obligated to maintain the effectiveness of a Registration Statement under
      Section 11(b) hereof, deliver to each Holder of Warrant Shares included under the Registration Statement, without charge, such reasonable number of copies of the Prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such Holder may reasonably request to facilitate the public sale or other disposition of the Warrant Shares by the selling Holder.

                  (ix) The Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Warrant Shares to be sold under the Registration Statement, free of any restrictive legends and in such denominations and registered in such names as the Holder may reasonably request in connection with the sales of Warrant Shares pursuant to the Registration Statement.

                  (x) Upon the occurrence of any event contemplated by Section 11 (b)(vi)(2) - (4) hereof or any request by the Commission for any amendments to the Registration Statement or for additional information relating thereto or the happening of any event that requires the making of any changes in the Registration Statement, the Company shall file (and use its reasonable best efforts to have declared effective as soon as possible) a post-effective amendment to the Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to the purchasers of Warrant Shares registered under the Registration Statement, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. Each Holder of Warrant Shares registered under the Registration Statement agrees by acquisition of such Warrant Shares that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 11(b)(vi)(2) - (4) hereof, such Holder will forthwith discontinue disposition of Warrant Shares pursuant to the Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by this Section 11(b)(x), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Warrant Shares current at the time of receipt of such notice.

                  (xi) Nothing contained in this Agreement shall be construed as requiring the Holder to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                  (xii) The Company shall furnish to each Holder participating in the offering and to each Holder, if any, a signed counterpart, addressed to such Holder or Holder, of (1) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (2) if and to the extent permitted by Statement of Auditing Standards No. 72, a "cold comfort" letter dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such Registration Statement, in each case covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to Holders in underwritten public offerings of securities.

                  (xiii) The Company shall as soon as practicable after the effective date of the Registration Statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 of the General Rules and Regulations under the Act) an earnings statement (which need not be audited) complying with
      Section 12(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                  (xiv) The Company shall deliver promptly to each Holder participating in the offering upon request, copies of all correspondence between the Commission and the Company, its counsel or accountants and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and shall permit each Holder and such Holders to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent accountants, all to such reasonable extent and at such reasonable times and as often as any Holder shall reasonably request.

                  (xv) In addition to Warrant Shares, upon the written request therefor by any Holders, the Company shall include in the Registration Statement any other securities of the Company held by such Holder as of the date of filing of such Registration Statement, including, without limitation, restricted shares of Common Stock, options, warrants or securities convertible into shares of Common Stock and shall not be requested by the Company to provide indemnification except as provided in
      Section 11 (b)(xvii) hereof.

                  (xvi) For purposes of this Agreement, wherever a specified percent of Holders is required to take action, such percentage shall be calculated: (1) assuming the immediate exercise of all of the outstanding Warrants for Common Stock and (2) excluding the shares of Common Stock then issued or issuable pursuant to Warrants that (x) are held by the Company, an affiliate or officer thereof or any of their respective affiliates, members of their family or persons acting as their nominees or in conjunction therewith or (y) have been resold to the public pursuant to a Registration Statement filed with the Commission under the Act.

                  (xvii) Indemnification and Contribution.

                        (1) The Company agrees to indemnify and hold harmless
            each Holder (for purposes of this Section 11(b)(xvii), "Holder" shall include the officers, directors, partners, employees and agents, and each person, if any, who controls or is controlled by any Holder ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever, as the same are incurred, to which such Holder or any such controlling person may become subject, under the Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary Prospectus or Prospectus (as from time to time amended and supplemented) or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein (with respect to any preliminary Prospectus or Prospectus, in the light of the circumstances under which they were made), not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any preliminary Prospectus or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Holder specifically for inclusion therein and provided, further, that the Company shall not be liable to any such Holder under the indemnity agreement in this subsection (1): (i) with respect to any preliminary Prospectus or Prospectus (if such Prospectus has then been amended or supplemented) to the extent that any such loss, liability, claim, damage or expense of such Holder arises out of a sale of Warrant Shares by such Holder to a person to whom (a) there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented) if the Company has previously furnished copies thereof to such Holder a reasonable time in advance or (b) prior to written confirmation of such sale, such Holder received notice from the Company pursuant to Section 11(b)(x) to discontinue disposition pursuant to such Prospectus and, in either case, the loss, liability, claim, damage or expense of such Holder results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the preliminary Prospectus (or the Prospectus) which was corrected in the Prospectus (or the Prospectus as amended or supplemented) or
            (ii) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any action or failure to act by such Holder that is found in a final judicial determination (or a settlement tantamount thereto to which such Holder has given its prior written consent) to constitute bad faith, willful misconduct or gross negligence on the part of such Holder. The indemnity agreement in this subsection (1) shall be in addition to any liability which the Company may have at common law or otherwise, to the extent not inconsistent therewith.

                        (2) Each Holder agrees to indemnify and hold harmless
            the Company, each of its directors, each of its officers and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to (i) statements or omissions, if any, made in conformity with information relating to such Holder furnished in writing by or on behalf of such Holder specifically for use in the Registration Statement, or any preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto, and (ii) any breach of such Holder's representations, covenants or agreements set forth herein; provided, however, that the obligation to indemnify will be individual to each Holder and will be limited to the amount of net proceeds received by such Holder from the sale of Warrant Shares pursuant to the Registration Statement.

                        (3) Promptly after receipt by an indemnified party under
            this Section 11(b)(xvii) of notice of the commencement of any action, suit or proceeding, such Indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 11(b)(xvii), notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Sections 11(b)(xvii)(l) or (2) unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
            (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, after consultation with counsel to such indemnified party or parties, that a conflict of interest exists which makes representation by counsel chosen by the indemnifying party not advisable (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this
            Section 11(b)(xvii) to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which shall not be unreasonably withheld or delayed.

                        (4) In order to provide for just and equitable
            contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 11(b)(xvii), but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 11(b)(xvii) provide for indemnification in such case, or (ii) contribution under the Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) in such proportion as is appropriate to reflect the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection
            (4) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this subsection (4), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Warrant Shares sold by such Holder as the indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation or omission (within the meaning of Section 12(a)(2) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation or omission. For purposes of this Section 11(b)(xvii), each person, if any, who controls the Company within the meaning of the Act, each executive officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (4). Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (4), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (4), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

                  (xviii) Notwithstanding the foregoing provisions of this
      Section 11(b), no registration rights shall be extended pursuant to this
      Section 11 with respect to any Warrant Shares (i) which have been sold pursuant to and in accordance with an effective Registration Statement,
      (ii) sold in accordance with Rule 144 under the Act or (iii) eligible for sale under Rule 144(k) under the Act.

      12. Miscellaneous.

            (a) All notices or demands shall be in writing and shall be delivered personally, electronically, or by express, certified or registered mail or by private overnight express mail service. Delivery shall be deemed conclusively made (i) at the time of delivery if personally delivered, (ii) immediately in the event notice is delivered by confirmed facsimile, (iii) twenty-four (24) hours after delivery to the carrier if served by any private, overnight express mail service, (iv) twenty-four (24) hours after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by express mail, or (v) five (5) days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified or registered mail.

      Any notice or demand to the Company shall be given to:

            David M. Otto
            The Otto Law Group, PLLC
            900 Fourth Ave., Suite 3140
            Seattle, WA 98164

      Any notice or demand to Holder shall be given to:

            D&J Properties, LLC
            3502 Henderson Blvd., Suite 300
            Tampa, Florida 33609

      With a Copy to:

            Randy Wolfe
            Foley & Lardner
            100 North Tampa Street
            Suite 2700
            P.O. Box 3391 (33601-3391)
            Tampa, Florida 33602-5804

      Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be delivered.

            (b) The Holder of this Warrant, by acceptance hereof, agrees that any controversy arising out of or relating to this Warrant, or the making, performance or interpretation thereof, including the interpretation and scope of this arbitration provision, claims arising thereunder or relating thereto, and any claims involving statements, agreements or representations made during the negotiation of this Warrant, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association, before three arbitrators of whom at least one shall be a certified public accountant and one shall be an attorney, each with at least ten years of practice in their respective fields.

            (c) The Company and the Holder shall each execute and deliver all such further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Warrant.

            (d) This Warrant shall inure to the benefit of and be binding upon the parties hereto, and their successors in interest.

            (e) This Warrant incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist. This Warrant and any issue arising out of or relating to the parties relationship hereunder shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to principles of conflicts of law. In all matters of interpretation, whenever necessary to give effect to any provision of this Warrant, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Warrant are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Warrant.

            (f) In the event of any litigation or arbitration between the parties hereto respecting or arising out of this Warrant, the prevailing party shall be entitled to recover reasonable legal fees, whether or not such litigation or arbitration proceeds to final judgment or determination.

            (g) Jurisdiction and Venue. Each party hereto consents specifically to the exclusive jurisdiction of the federal courts of Florida, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Warrant, the state courts of the State of Florida, and any court to which an appeal may be taken in connection with any action filed pursuant to this Warrant, for the purposes of all legal proceedings arising out of or relating to this Warrant. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court's exercise of personal jurisdiction over each party to this Warrant or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of Florida.

            (h) If any clause or provision of this Warrant is illegal, invalid or unenforceable under present or future laws effective during the term of this Warrant, then and, in that event, the remainder of this Warrant shall not be affected thereby, and in lieu of each clause or provision of this Warrant that is illegal, invalid or unenforceable, there shall be added a clause or provision as similar in terms and in amount to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, as long as it does not otherwise frustrate the principal purposes of this Warrant.

      12. Adjustments. Prior to the Expiration Date, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 12.

            (i) In the event that the Company shall at any time after the date of this Warrant (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock,
(iii) combine the outstanding Common Stock into a smaller number of shares, or
(iv) issue by reclassification of its Common Stock any shares or other securities of the Company, then, in each such event, the Exercise Price in effect at the time shall be adjusted so that the Holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

      IN WITNESS WHEREOF, SinoFresh HealthCare, Inc., has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: June 19, 2003

                                            SINOFRESH HEALTHCARE, INC.

                                            By:/s/ Charles Fust
                                               ----------------------------
                                               Name: Charles Fust
                                               Its:  CEO

                                   EXHIBIT "A"

                               NOTICE OF EXERCISE

                (To be signed only upon exercise of the Warrant)

To:  Sinofresh HealthCare, Inc.

      The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned on June ___, 2003 and to purchase thereunder 100,000 shares of Common Stock of SinoFresh HealthCare, Inc. (the "Company") and herewith encloses either payment of $______________ or instructions regarding the manner of exercise permitted under Section 3(b) of the Warrant, in full payment of the purchase price of such shares being purchased.

Dated:_____________________

                        ______________________________________________________
                        (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                        ______________________________________________________
                        (Please Print Name)

                        ______________________________________________________
                        (Address)